Exhibit 23.5


                          Independent Auditors' Consent



The Board of Directors
VIALOG Corporation:

We consent to the incorporation by reference herein of our report dated February 26, 1999, relating to the balance sheets of A Business Conference-Call, Inc. as of December 31, 1997 and 1998, and the related statements of income and retained earnings and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1999 annual report on Form 10-K/A of VIALOG Corporation.


/s/ KPMG LLP

Boston, Massachusetts
May 1, 2001